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EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Ultimate Electronics, Inc. (the "Registrant") on Form 10-K for the year ended January 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: April 15, 2004
By:	/s/ DAVID J. WORKMAN David J. Workman President and Chief Executive Officer
Date: April 15, 2004
By:	/s/ ALAN E. KESSOCK Alan E. Kessock Senior Vice President—Finance, Chief Financial Officer, Secretary and Treasurer

        A signed original of this written statement required by Section 906 has been provided to Ultimate Electronics, Inc. and will be retained by Ultimate Electronics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002